[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.2

Confidential

Amendment No. 1 To Master Supply Agreement

This Amendment No. 1 (the “First Amendment”) is effective as of May 11, 2020 (the “First Amendment Effective Date”) by and among: FibroGen, Inc. and its Affiliates (collectively, “FibroGen”); and Shanghai SynTheAll Pharmaceutical Co., Ltd (d/b/a “上海合全药业有限公司”) (“Shanghai STA”); and STA Pharmaceutical Hong Kong Limited (d/b/a “合全药业香港有限公司”) (“STA Hong Kong”) (STA Hong Kong, Shanghai STA, and each of their Affiliates are collectively referred to as “STA”).  This First Amendment amends the Master Supply Agreement entered into by and between STA and FibroGen on March 2, 2020 (the “Master Supply Agreement”). STA and FibroGen shall be referred to individually herein as a “Party”, and collectively as, the “Parties”. The Master Supply Agreement and this First Amendment are collectively, “the Agreement”.

Whereas, the Parties desire to amend the Master Supply Agreement to allow for the Parties’ agreement on Work Orders for Other Services (both terms defined hereunder), including development related work hereunder; and

Whereas, as further set forth in Sect. 5.1.4, the Parties agree that if any Product resulting from such Work Orders for Other Services can be used commercially or converted into another Product at a later date, FibroGen will be given an applicable rebate or credit based on that Product that is the result of the conversion to be used later; and

Whereas, the Parties desire to continue the relationship as set forth under the Master Supply Agreement as amended by this First Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	Unless otherwise defined herein, all capitalized terms and phrases used in this First Amendment shall have the meaning ascribed to them in the Master Supply Agreement.

(2)	Sect. 2.1.1 of the Master Supply Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement establishes the general terms and conditions applicable to STA’s manufacturing and supply of Products to FibroGen. This Agreement is intended to allow the Parties to contract for the (i) performance of manufacturing and supply of one or more Products through the execution of separate written orders or Forecasts, and (ii) performance of Other Services (defined in Sect. 2.1.2), in accordance with and consistent with this Agreement. Each Binding Forecast, Work Order or Stockpile Order shall become part of and incorporated by reference into this Agreement as a separate written order and each Binding Forecast, Work Order or Stockpile Order shall be subject to all of the terms and conditions of this Agreement. Any changes to a Binding Forecast, Work Order or Stockpile Order shall be agreed to in a signed writing by the Parties prior to any such changes being effective.”

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(3)

All other references to “Binding Forecast or Stockpile Order”, “Forecast or Stockpile Order”, “Forecasts and Stockpile Orders” in the Master Supply Agreement shall be deemed to include “Work Order(s)” as the particular context requires.

(4)	Sect. 2.1 of the Master Supply Agreement is hereby amended to include the following new provision, Section 2.1.2 (Other Services):

“2.1.2Other Services.  On an as needed basis, through the mutual execution of Work Orders (defined in Sect 2.1.3 of this Agreement) by the Parties, STA shall provide other manufacturing services related to validation or qualification to ensure compliance with the Manufacturing Process of Product under this Agreement and supply of Products manufactured in such validation and qualification(‘Other Services’). Each Work Order for Other Services shall be governed by the terms and conditions of this Agreement (including the Draw-Down Prices set forth on Exhibit C), as also described on Sect. 5.1.4 hereof.”

(5)	Sect. 2.1 of the Master Supply Agreement is hereby further amended to include the following new provision, Section 2.1.3 (Work Orders):

“2.1.3Work Orders. Each Work Order for Other Services shall set forth the following as applicable: (a) Description of Other Services to be provided or description and quantity of Product ordered in metric tons (MT) or kilogram (kg) to be manufactured and supplied by STA; (b) Description of output, deliverables, or documentation to be delivered by STA as a result of such Other Services; (c) Date for completion of the Other Services by STA, and other relevant timeframes; (d) FibroGen Materials being provided by or on behalf of FibroGen, (e) Storage/handling; (f) Shipping terms; (g) STA Facility where Other Services will be performed; (h) STA and FibroGen contacts for Work Order, (i) Compensation, payment/payment schedule, and invoicing; and (j) any other details relevant to the Work Order.”

(6)

In order to expand the definition of “Manufacturing Services” to include “Other Services”, the first sentence of Section 2.3.2 of the Master Supply Agreement is hereby deleted in its entirety and replaced with the following:

“Such manufacture and supply of Product and such provision of other deliverables, such as the Batch Document Package, and Other Services (collectively, the “Manufacturing Services”) shall be performed in a professional manner consistent with industry standards and in compliance with the terms and conditions of this Agreement, the Quality Agreement, the Specifications, and all Applicable Laws.”

(7)	Section 5.1 is hereby amended to include a new Section 5.1.4 (Draw-Down Prices and Credit for Work Orders) as follows:

“5.1.4Draw-Down Prices and Credit for Work Orders. The Parties agree that if any Product resulting from the Work Orders for Other Services executed under this Master Supply Agreement can be used commercially or converted into another Product at a later date, FibroGen will be given an applicable rebate or credit based on that Product that is the result of the conversion to be used later. For example, once STA produces Xkg of FG-[*] under a Work Order, and FibroGen pays for FG-[*] to be converted into FG-[*], FibroGen would not expect that FG-[*] be replenished and would therefore receive a reduction in price for the FG-[*].

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For FG-6343 that are qualified on commercial scale that may be transferred into the normal ongoing manufacturing, the portion of the costs shall be deducted from normal delivery costs for FG-[*] or FG-[*], subject to the pricing and conversion costs set forth on Exhibit C, and as further described on Exhibit C. To further elaborate, once FibroGen pays for a separate Work Order for making FG-[*] (to qualify a new source of FG-[*]), FibroGen shall be deemed to have paid for FG-[*].  When the Parties move forward to [*], FibroGen shall only be responsible for paying [*].”

(8)

Exhibit C is hereby amended to state the following: “If FibroGen provides FG-[*] and STA manufactures FG-[*], the cost to convert Product (once it is qualified) to FG-[*] or FG-[*] shall be the prices set forth on this Exhibit C.”

(9)

This First Amendment, together with the Master Supply Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof.  Except as otherwise provided herein, the Master Supply Agreement has not been modified or amended and remains in full force and effect.  All express or implied agreements and understandings, either oral or written, heretofore made with respect to subject matter herein are expressly superseded in this First Amendment.

(10)

This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf), each of which shall be binding when sent.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Master Supply Agreement as of the First Amendment Effective Date.

STA Pharmaceutical Hong Kong Limited		FIBROGEN, INC.

By:	/s/ Fu Xiaoyong	By:	/s/ Michael Martinelli
Name:	Fu Xiaoyong	Name:	Michael Martinelli
Title:	SVP	Title:	SVP Tech Dev
Date:	6/3/2020 6:04:49 PM PDT	Date:	6/3/2020 7:17:51 PM PDT

SHANGHAI SYNTHEALL PHARMACEUTICAL CO., LTD.

By:	/s/ Fu Xiaoyong
Name:	Fu Xiaoyong
Title:	SVP
Date:	6/3/2020 6:04:49 PM PDT

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